UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: April 30, 2008

(Date of earliest event reported): April 28, 2008

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1735 Market Street, Suite LL, Philadelphia, PA	19103-7583
(Address of principal executive offices)	(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 28, 2008, Sunoco Pipeline L.P., a subsidiary of Sunoco Logistics Partners L.P. (the “Partnership”) executed a definitive Purchase and Sale Agreement (the “Pipeline Purchase Agreement”) with Mobil Pipe Line Company, an affiliate of Exxon Mobil Corporation, to acquire a refined products pipeline system and certain other real and personal property interests and related assets (the “MagTex Pipeline System”) for approximately $175 million. In addition, Sunoco Partners Marketing & Terminals L.P., a subsidiary of the Partnership, entered into three definitive Terminal Sale and Purchase Agreements (the “Terminal Purchase Agreements” and together with the Pipeline Purchase Agreement, the “Agreements”) with each of Exxon Mobil Corporation, Mobil Pipeline Company and ExxonMobil Oil Corporation, an affiliate of Exxon Mobil Corporation, for six refined product terminal facilities and related assets (the “Terminal Facilities”) for a collective purchase price of approximately $25 million. The Terminal Facilities are located in Hearne, Hebert, Waco, Center and Waskom, Texas and Arcadia, Louisiana and have combined storage capacity of approximately 1.2 million barrels. The MagTex Pipeline System consists of approximately 275 miles of refined products pipeline originating in Beaumont and Port Arthur, Texas and terminating in Hearne, Texas and approximately 197 miles of refined products pipeline extending from Beaumont, Texas and terminating in Waskom, Texas.

The Agreements contain representations and warranties, covenants, and indemnifications that are customary for transactions of this type. Closing of the transactions contemplated under each Agreement is conditioned on a number of customary closing conditions, including expiration or termination of the applicable Hart-Scott-Rodino Act waiting period and the simultaneous closing of all transactions contemplated under the Agreements. The parties currently expect to simultaneously close the transactions during the third quarter of 2008.

These acquisitions are expected to be funded through a combination of cash on hand and the Partnership’s revolving credit facility or other borrowings.

The description of the Pipeline Purchase Agreement and the Terminal Purchase Agreements herein are qualified in their entirety by the documents themselves, which will be filed as exhibits to the Partnership’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

Item 7.01	Regulation FD Disclosure.

On April 30, 2008, the Partnership issued a press release announcing the signing of the Pipeline Purchase Agreement and Terminal Purchase Agreements. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in this report, being furnished pursuant to Items 7.01 and 9.01 related thereto, of Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and is not incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
99.1	Press release dated April 30, 2008.

Forward-Looking Statement

Statements contained in the exhibits to this report that state the Partnership’s or its management’s expectations or predictions of the future are forward-looking statements. The Partnership’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Partnership has filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO LOGISTICS PARTNERS LP.

By:	Sunoco Partners LLC, its General Partner

	By:	/s/ DANIEL D. LEWIS
Daniel D. Lewis Comptroller

April 30, 2008

Philadelphia, PA

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press release dated April 30, 2008.